UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 20, 2009

Manhattan Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32639	36-3898269
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

48 Wall Street
New York, New York 10005
(Address of principal executive offices) (Zip Code)

(212) 582-3950
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

The U.S. Food and Drug Administration (FDA) has notified H Pharmaceuticals K/S, the 50/50 joint venture between Manhattan Pharmaceuticals, Inc. (Manhattan) and Nordic Biotech Venture Fund II K/S (Nordic), that HedrinTM has been classified as a Class III medical device.  Hedrin is a novel, non-insecticide treatment for pediculosis (head lice) that is being developed by H Pharmaceuticals K/S.  A Class III medical device designation means that a Premarket Approval Application will need to be obtained for Hedrin before it can be marketed in the United States.

Manhattan Pharmaceuticals, Inc. believes that the FDA’s designation of Hedrin as a Class III medical device meets all of the criteria under the H Pharmaceuticals K/S agreements between Manhattan and Nordic to require Nordic to invest an additional $1.25 million into H Pharmaceuticals K/S and for H Pharmaceuticals K/S to make a $500,000 milestone payment to Manhattan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANHATTAN PHARMACEUTICALS, INC.

Date: January 20, 2009	By:	/s/ Michael G. McGuinness
Michael G. McGuinness
Chief Operating and Financial Officer